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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors and Stockholders of
Cardtronics, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to the Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003.


                                                 /s/ KPMG LLP

Houston, Texas
March 8, 2004